                                                                     Exhibit 3.3


[CANADIAN]     Consumer and                 Consommation                       FORM 4                   FORMULE 4
[  FLAG  ]     Corporate Affairs Canada     et Corporations Canada
                                                                        ARTICLES OF AMENDMENT     CLAUSES MODIFICATRICES
               Canada Business              Loi sur les societes         (SECTION 27 OR 171)       (ARTICLE 27 OU 171)
               Corporations Act             Commerciales canadiennes

------------------------------------------------------------------------------------------------------------------------------

1  -  Name of Corporation - Denomination de la societe                  2  -  Corporation No. - No. de la societe

                  ImagicTV Inc.                                               345065-1
------------------------------------------------------------------------------------------------------------------------------

3  -  The articles of the above-named corporation are amended              Les statuts de la societe ci-haut mentionnee sont
      as follows:                                                          mofifies de la facon suivante:


Each issued and outstanding common share in the capital of the Corporation is changed into 1.1636 common shares in the capital of the Corporation.














------------------------------------------------------------------------------------------------------------------------------

Date                                  Signature                    Description of Office - Description du poste

               , 2000
------------------------------------------------------------------------------------------------------------------------------
                                                                   FOR DEPARTMENTAL USE ONLY - A L'USAGE DU
                                                                   MINISTERE SEULEMENT
                                                                   Filed  - Deposee
------------------------------------------------------------------------------------------------------------------------------

[CANADIAN]     Consumer and                 Consommation                      FORM 4                    FORMULE 4
[  FLAG  ]     Corporate Affairs Canada     et Corporations Canada
                                                                        ARTICLES OF AMENDMENT     CLAUSES MODIFICATRICES
               Canada Business             Loi sur les societes          (SECTION 27 OR 171)       (ARTICLE 27 OU 171)
               Corporations Act            Commerciales canadiennes

------------------------------------------------------------------------------------------------------------------------------

1  -  Name of Corporation - Denomination de la societe                    2  -  Corporation No. - No. de la societe

                 ImagicTV Inc.                                                  345065-1
------------------------------------------------------------------------------------------------------------------------------

3  -  The articles of the above-named corporation are amended             Les statuts de la societe ci-haut mentionnee sont
      as follows:                                                         mofifies de la facon suivante:

(a) paragraph 3 of the Articles of Incorporation of the Corporation attached to the Certificate of Incorporation issued by the Director and dated December 24, 1997 (the "Articles of Incorporation"), as amended by the Articles of Amendment of the Corporation attached to the Certificate of Amendment issued by the Director and dated June 30, 1998 (the "Articles of Amendment"), is amended to:

     (i)   to create an unlimited number of Common Shares;

     (ii) to create an unlimited number of Preferred Shares, issuable in series;

     (iii) to provide that the rights, privileges, restrictions and conditions attached to the Common Shares and the Preferred Shares shall be as set out in the annexed Schedule I hereto;

     (iv) to change each issued and outstanding Class A Share, Class B Share and Class C Share into one fully paid and non-assessable Common Share;

     (v) to remove the authorized but unissued Class A Share, Class B Share and Class C Shares and all rights, privileges, restrictions and conditions attaching thereto;

     (vi)  delete subparagraph 3(iii) of the Articles of Amendment; and

     (vii) to declare that the capital of the Corporation after giving effect to the foregoing consists of an unlimited number of Common Shares and an unlimited number of Preferred Shares, issuable in series;

(b) paragraph 4 of the Articles of Incorporation is amended to delete the provisions thereof and Schedule II attached thereto and replace it with the following: "None.";

(c) Paragraph 5 of the Articles of Incorporation is amended to delete the provisions thereof and to delete subparagraph 3(ii) of the Articles of Amendment and replace it with the following: "Minimum of three (3) and maximum of twelve (12) directors."; and

(d) Paragraph 7 of the Articles of Incorporation is amended to delete the provisions thereof and Schedule III attached thereto and replace it with the following:

     "The actual number of directors within the minimum and maximum number set out in paragraph 5 of the articles may be determined from time to time by resolution of the directors and any vacancy among the directors resulting from an increase in the number of directors as so determined may be filled by resolution of the directors."

------------------------------------------------------------------------------------------------------------------------------
Date                                  Signature                    Description of Office - Description du poste

                   , 2000
------------------------------------------------------------------------------------------------------------------------------
                                                                   FOR DEPARTMENTAL USE ONLY - A L'USAGE DU
                                                                   MINISTERE SEULEMENT
                                                                   Filed  - Deposee
------------------------------------------------------------------------------------------------------------------------------

                                   SCHEDULE I

1. The rights, privileges, restrictions and conditions attached to the Common Shares are as follows:

     (a) Payment of Dividends: The holders of the Common Shares shall be entitled to receive dividends if, as and when declared by the board of directors of the Corporation out of the assets of the Corporation properly applicable to the payment of dividends in such amounts and payable in such manner as the board of directors may from time to time determine. Subject to the rights of the holders of any other class of shares of the Corporation entitled to receive dividends in priority to or concurrently with the holders of the Common Shares, the board of directors may in its sole discretion declare dividends on the Common Shares to the exclusion of any other class of shares of the Corporation.

     (b) Participation upon Liquidation, Dissolution or Winding Up: In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of the Common Shares shall, subject to the rights of the holders of any other class of shares of the Corporation entitled to receive assets of the Corporation upon such a distribution in priority to or concurrently with the holders of the Common Shares, be entitled to participate in the distribution. Such distribution shall be made in equal amounts per share on all the Common Shares at the time outstanding without preference or distinction.

     (c) Voting Rights: The holders of the Common Shares shall be entitled to receive notice of and to attend all annual and special meetings of the shareholders of the Corporation and to one vote in respect of each Common Share held at all such meetings.

2. The rights, privileges, restrictions and conditions attaching to the Preferred Shares, shall be as follows:

     (a) Series: The Preferred Shares may at any time or from time to time be issued in one or more series. Subject to the provisions of clause 3(b), the board of directors of the Corporation may from time to time before the issue thereof fix the number of shares in, and determine the designation, rights, privileges, restrictions and conditions attaching to the shares of each series of Preferred Shares.

     (b) Idem: The Preferred Shares shall be entitled to priority over the Common Shares and all other shares ranking junior to the Preferred Shares with respect to the payment of dividends and/or the distribution of assets of the Corporation in the event of any liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs.